EXHIBIT 10.6

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of the 30th day of November, 2005, by and between Silicon Valley Bank (“Bank”) and Intraware, Inc. a Delaware corporation (“Borrower”) whose address is 25 Orinda Way, Orinda, CA 94563.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 1, 2003 as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of September 20, 2004, and that certain Loan Modification Agreement by and between Bank and Borrower dated as of February 28, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to add a new equipment facility.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.1.4 (Equipment 3 Advances). Section 2.1.4 is hereby incorporated to read as follows:

2.1.4                     Equipment 3 Advances.

(a)                                  Through November 30, 2006 (the “Equipment 3 Availability End Date”), Bank will make advances (“Equipment 3 Advance” and, collectively, “Equipment 3 Advances”) not exceeding the Committed Equipment 3 Line.  The Equipment 3 Advances may only be used to finance Eligible Equipment purchased on or after 120 days before the date of each Equipment 3 Advance.

(b)                                 Interest accrues from the date of each Equipment 3 Advance at the rate in Section 2.2.4.  Each Equipment 3 Advance shall immediately amortize and is payable in 24 equal monthly installments of principal, plus accrued interest, beginning on the 1st of each month following the respective Equipment 3 Advance and ending 24 months thereafter (each, the “Equipment 3 Maturity Date”).  Equipment 3 Advances when repaid may not be reborrowed.

(c)                                  To obtain an Equipment 3 Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment 3 Advance is to be made.  The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.2                               Section 2.2 (Interest Rate, Payments).  Section 2.2.4 is hereby incorporated to read as follows:

2.2.4                     Equipment 3 Advances

(a)                                  Interest.   Each Equipment 3 Advance accrues interest on the outstanding principal balance at a per annum rate equal to the greater of (i) 1 percentage point above the Prime Rate or (ii) 7%. After an Event of Default, Obligations accrue interest at 5 percentage point above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b)                                 Payments.   Bank may debit any of Borrower’s deposit accounts including account number 3300400250 for principal and interest payments owing to Bank.  Bank will promptly notify Borrower when it debits Borrower’s accounts.  These debits are not a set-off.  Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

2.3                               Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(a)(iv) is hereby amended to read as follows:

(iv) as soon as available, but at least annually within 30 days after the end of each fiscal year end of Borrower and in all cases no later than 15 days following board approval, a copy of Borrower’s board-approved projections for the following year, and

2.4                               Section 6.7 (Financial Covenants).  Section 6.7(b) is hereby amended in its entirety to read as follows:

(b) Borrower will maintain, as of the last day of each month, a Tangible Net Worth of at least $5,000,000, to be increased by 50% of all new equity raised (including proceeds of the Digital River transaction).

2.5                               Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are hereby amended or incorporated to read as follows:

“Committed Equipment 3 Line” is an Equipment 3 Advance or Equipment 3 Advances of up to $500,000.

“Credit Extension” is each Equipment Advance, Equipment 2 Advance, Equipment 3 Advance or any other extension of credit made by Bank to Borrower or for Borrower’s benefit.

“Equipment 3 Advance” is defined in Section 2.1.4.

“Equipment 3 Availability End Date” is defined in Section 2.1.4.

“Equipment 3 Maturity Date” is 24 months from each Equipment 3 Advance, but no later than November 1, 2008, with respect to the last Equipment 3 Advance.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               Except for (i) the Certificate of Designation of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Intraware, Inc., effective September 23, 2003, (ii) the Certificate of Elimination of the Series B-1 Preferred Stock and Series C Preferred Stock of Intraware, Inc., effective October 28, 2005, and (iii) the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Intraware, Inc., effective November 9, 2005, the organizational documents of Borrower delivered to Bank on August 1, 2003 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective as of November 30, 2005 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of a loan fee in an amount equal to $5,000.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Intraware, Inc.

By:	/s/ Heather Hamilton	By:	/s/ Wendy Nieto
Name: Heather Hamilton		Name: Wendy Nieto
Title: Senior Vice President		Title: Chief Financial Officer
Dated: December 6, 2005		Dated: December 6, 2005